Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Garth Braun, President and Chief Executive Officer, and Ted Kozub, Chief Financial Officer, of Cheetah Oil & Gas Ltd., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-KSB of Cheetah Oil & Gas Ltd. for the period ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cheetah Oil & Gas Ltd.

Dated: April 18, 2006

/s/ Garth Braun

Garth Braun, President and Chief Executive Officer

(Principal Executive Officer)

/s/ Ted Kozub

Ted Kozub

Chief Financial Officer

(Principal Financial Officer and

Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Cheetah Oil & Gas Ltd. and will be retained by Cheetah Oil & Gas Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.